Exhibit 99.1

X-Rite Reports Sound Third Quarter Results after Completing Amazys Tender Offer

     GRANDVILLE, Mich.--(BUSINESS WIRE)--Nov. 7, 2006--X-Rite, Incorporated (NASDAQ:XRIT)(SWX:XRI) today announced its financial results for the third quarter ended September 30, 2006.

     Third Quarter Highlights:

     -- Third quarter combined net sales of $54.2 million including Amazys activity from July 5, 2006

     -- Amazys acquisition integration plan and synergies on target through third quarter

     -- CEO succession plan successfully completed with Tom Vacchiano assuming CEO duties on October 1, 2006

     -- Sale of headquarters real estate to Target Corporation for $14 million announced

     -- Imaging & Media and Industrial category product integration plans launched

     -- Successful launch of new embedded color management solution in Hewlett Packard's DesignJet Z printer line

     The Company reported third quarter 2006 net sales of $54.2 million, versus pre-acquisition sales of $28.4 million for the third quarter of last year. Gross margins were 41.3 percent and included $10.1 million of restructuring and acquisition related charges. Operating losses for the third quarter totaled $29.5 million and included $33.6 million of restructuring and acquisition related charges. The Company reported a net loss in the third quarter of 2006 of $28.3 million, or 99 cents per basic share.

     Operating income, excluding restructuring and acquisition related charges ("acquisition and restructuring expenses"), for the third quarter was $4.1 million, reflecting gross margins of 60.1 percent. The net loss, excluding acquisition and restructuring expenses, was $6.4 million, or 22 cents per basic share. A reconciliation of the reported loss to the loss excluding acquisition and restructuring expenses is provided elsewhere in this release.

     "Our first quarter of combined operations went as planned with revenues that met our expectations. Additionally, we had a good start on achieving our planned cost synergies," stated Thomas J. Vacchiano, Jr., Chief Executive Officer of X-Rite. "The quality of our integration planning before the closing provided a strong foundation for our first quarter as a combined company."

     The third quarter results include the following charges and expenses related to the Amazys acquisition and related restructuring:


                        Statement of Operations
     Description                 Caption                 Amount
----------------------------------------------------------------------
Product line               Cost of goods sold            $ 5.3 million
 integration related
 write-offs
----------------------------------------------------------------------
Amortization of Amazys     Cost of goods sold              4.8 million
 inventory write-up
----------------------------------------------------------------------
Amortization of Amazys     Operating expenses              3.2 million
 related intangibles
----------------------------------------------------------------------
Acquired Amazys in-        Operating expenses             11.1 million
 process R&D
----------------------------------------------------------------------
Integration and            Operating expenses              9.2 million
 restructuring costs
----------------------------------------------------------------------

----------------------------------------------------------------------
Total pre-tax charges                                    $33.6 million
 related to Amazys
 acquisition
----------------------------------------------------------------------

     "Operating income, excluding acquisition and restructuring expenses, as a percent of sales more than doubled to 7.7 percent for the third quarter of 2006 versus 3.7 percent in the prior year quarter reflecting the impact of the cost synergies we are implementing," stated Mary E. Chowning, Chief Financial Officer of X-Rite. "Additionally, we generated $13.2 million of cash flow from operations during the third quarter which was used to fund capital expenditures, interest costs and reduce our net debt position. In addition, our EBITDA (earnings before interest, taxes, depreciation and amortization) was $7.2 million or 13.4 percent of sales for the third quarter, reflecting operating income, excluding acquisition and restructuring expenses, of $4.1 million and depreciation and amortization of approximately $3.1 million."

     Amazys Transaction

     X-Rite launched its formal tender offer for all Amazys shares on March 24, 2006. The consideration offered for each Amazys share in the tender offer was cash of 77 CHF plus 2.11 shares of X-Rite common stock. On July 5, 2006, the Company completed the tender offer for 3,422,492 shares of Amazys, or 99.7 percent of the outstanding shares, at a total value of approximately $295 million.

     Outlook

     As previously announced, the Company expects revenue growth on a proforma basis to be flat for the near term. Preliminary estimates for full year 2007 revenue growth is in the 4 percent to 6 percent range.

     "We are enthusiastic about our new products that are launching in the second half of 2006. PlateScope, Matchstik 1.1 and the HP DesignJet Z embedded sensor are being well received in the marketplace," said Vacchiano. "At the same time, our integration of Amazys is in the execution stage and moving along as planned.

     The Company expects to achieve the following portion of the cost synergies related to the Amazys acquisition during the initial year following the closing of the acquisition:


Manufacturing             10-15% of $9.0 million total synergies
Selling & Marketing       45-55% of $5.5 million total synergies
Engineering               30-40% of $5.0 million total synergies
General & Administration  40-50% of $5.5 million total synergies


     "As part of the Amazys integration, we have the opportunity to recognize significant annual cost synergies totaling $25 million by the end of the third year following the close," stated Chowning. "Our synergy plans are on target and synergies from operating expense costs are expected to be $16 million annually, with $9 million of additional reductions related to manufacturing."

     Conference Call

     The Company will conduct a live audio webcast discussing its third quarter 2006 results on Tuesday, November 7, 2006 at 11:00 a.m. ET. The call will be co-hosted by Thomas J. Vacchiano, Jr., the Company's Chief Executive Officer and Mary E. Chowning, its Chief Financial Officer. To access this webcast, as well as all future webcasts, use the X-Rite corporate website at www.x-rite.com. Select the Investor Relations page and click on the conference call link for the webcast. In addition, an archived version of the webcast conference call will be available on X-Rite's website shortly after the live broadcast.

     About X-Rite

     (NASDAQ:XRIT)(SWX:XRI) X-Rite, which recently acquired GretagMacbeth, is the global leader in color-measurement solutions, offering hardware, software and services for the verification and communication of color data. The company serves a range of industries, including imaging and media, industrial color and appearance, retail color matching, and medical. X-Rite serves customers in more than 100 countries from its offices in Europe, Asia and the Americas.

     EBITDA and Non-GAAP Measures

     In addition to the results reported in accordance with generally accepted accounting standards (GAAP) within this release, X-Rite may reference certain information which is considered a non-GAAP financial measure. Management believes these measures are useful and relevant to management and investors in their analysis of the Company's underlying business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures should not be considered a substitute for any GAAP measure. Additionally, non-GAAP measures as presented by X-Rite may not be comparable to similarly titled measures reported by other companies.

     One specific non-GAAP measure used by X-Rite is "EBITDA", which is defined as earnings before interest, taxes, depreciation and amortization. In addition to disclosing results that are determined under US GAAP, the Company also discloses non-GAAP results of operations that exclude certain expenses and charges that are directly related to the Amazys acquisition and related integration and restructuring. These expenses and charges primarily include costs and charges resulting from purchase accounting and integration and restructuring activities associated with the July 5, 2006 acquisition of Amazys Holding AG. A reconciliation of GAAP to non-GAAP financial information discussed in this release is contained in the attached exhibits and on the Company's website at xrite.com.

     Forward-Looking Statements and Disclaimer

     This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected in the forward-looking statements, due to a variety of factors, some of which may be beyond the control of the Company. Factors that could cause such differences include the Company's ability to sustain increased sales, improve operations and realize cost savings, competitive and general economic conditions, ability to access into new markets, acceptance of the Company's products and other risks described in the Company's filings with the U.S. Securities & Exchange Commission ("SEC"). The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or for any other reason.


                  Consolidated Financial Highlights
                (Unaudited - in thousands except EPS)

                        Q3        Q2        Q1        Q4        Q3
                       2006      2006      2006      2005      2005
                     --------- --------- --------- --------- ---------
Net Sales             $54,154   $31,972   $30,020   $41,927   $28,432
Gross Profit           22,385    19,471    19,438    28,748    18,204
Gross Profit Percent     41.3%     60.9%     64.8%     68.6%     64.0%
Selling and
 Marketing             13,616     9,183     8,926    10,181     8,940
R&D and Engineering    10,004     4,361     4,900     4,112     4,237
General and
 Administrative         7,926     4,744     4,899     4,174     3,987
Acquired In-Process
 R&D                   11,107         -         -         -         -
Restructuring           8,183         -         -         -         -
Integration             1,008       579       553         -         -
Operating Income
 (Loss)               (29,459)      604       160    10,281     1,040
Interest Expense       (4,354)      (28)       (5)       (1)        -
Gain (Loss) on
 Derivative
 Instrument               (92)    2,175         -         -         -
Other Income
 (Expense)                181        94       228      (402)       54
Pre-tax Income
 (Loss)               (33,724)    2,845       383     9,878     1,094
Net Income (Loss)    $(28,260)   $1,620      $236    $7,481      $922

Earnings (Loss) Per
 Share
       Basic           $(0.99)    $0.08     $0.01     $0.35     $0.04
       Diluted         $(0.99)    $0.07     $0.01     $0.35     $0.04

Average Shares
 Outstanding
       Basic           28,507    21,343    21,241    21,218    21,186
       Diluted         28,507    21,642    21,504    21,390    21,430

Cash and Investments  $13,840   $20,341   $16,930   $21,359   $21,095
Accounts Receivable    33,073    25,040    29,164    33,536    23,139
Inventory              33,173    20,101    19,760    17,631    16,849
Other Current Assets   14,227     6,633     5,122     4,107     3,628
Noncurrent Assets     342,774    91,740    85,726    71,002    69,419
                     --------- --------- --------- --------- ---------
       Total Assets   437,087   163,855   156,702   147,635   134,130

Current Liabilities    59,517    33,374    28,343    19,640    13,580
Noncurrent
 Liabilities          192,278       332       413       413       413
                     --------- --------- --------- --------- ---------
       Total
        Liabilities   251,795    33,706    28,756    20,053    13,993

       Shareholders'
        Equity       $185,292  $130,149  $127,946  $127,582  $120,137

Capital Expenditures   $5,124    $3,394   $14,613    $1,541      $482
Depreciation and
 Amortization (a)      $7,060    $1,862    $1,791    $1,558    $1,586


International Sales      60.6%     53.3%     48.8%     42.0%     50.4%

(a)    Excludes amortization of deferred financing costs.


             Consolidated Financial Highlights, continued
                (Unaudited - in thousands except EPS)

                        Three Months Ended       Nine Months Ended
                     ------------------------ ------------------------
                     September 30, October 1, September 30, October 1,
                         2006         2005        2006         2005
                     ------------- ---------- ------------- ----------
Net Sales                 $54,154    $28,432      $116,146    $89,012
Gross Profit               22,385     18,204        61,294     57,241
Gross Profit Percent         41.3%      64.0%         52.8%      64.3%

Selling and
 Marketing                 13,616      8,940        31,725     26,465
R&D and Engineering        10,004      4,237        19,265     12,204
General and
 Administrative             7,926      3,987        17,569     14,304
Acquired In-Process
 R&D                       11,107          -        11,107          -
Restructuring               8,183          -         8,183          -
Integration                 1,008          -         2,140          -
Founders' Insurance             -          -             -     (1,154)
Operating Income
 (Loss)                   (29,459)     1,040       (28,695)     5,422

Interest Expense           (4,354)         -        (4,387)       (38)
Gain (Loss) on
 Derivative
 Instrument                   (92)         -         2,083          -
Write-Down of Other
 Investments                    -          -             -       (332)
Other Income                  181         54           503        105
Pre-Tax Income
 (Loss)                   (33,724)     1,094       (30,496)     5,157

Net Income (Loss)        $(28,260)      $922      $(26,404)    $3,571

Earnings (Loss) Per
 Share
 Basic                     $(0.99)     $0.04        $(1.12)     $0.17
 Diluted                   $(0.99)     $0.04        $(1.12)     $0.17

Average Shares
 Outstanding
 Basic                     28,507     21,186        23,640     21,127
 Diluted                   28,507     21,430        23,640     21,402


                   GAAP to Non-GAAP Reconciliation
                  Consolidated Financial Highlights
            For the Three Months Ended September 30, 2006
                (Unaudited - in thousands except EPS)


                                     U.S. GAAP Adjustments    Non-GAAP
                                     --------- -----------    --------
Net Sales                             $54,154          $-     $54,154
Gross Profit                           22,385      10,148 (a)  32,533
Gross Profit Percent                     41.3%                   60.1%

Selling and Marketing                  13,616        (600)(b)  13,016
R&D and Engineering                    10,004      (2,238)(b)   7,766
General and Administrative              7,926        (323)(b)   7,603
Acquired In-Process R&D                11,107     (11,107)(c)       -
Restructuring                           8,183      (8,183)(d)       -
Integration                             1,008      (1,008)(e)       -
Operating Income (Loss)               (29,459)     33,607       4,148

Interest Expense                       (4,354)                 (4,354)
Loss on Derivative Instrument             (92)                    (92)
Write-Down of Other Investments             -                       -
Other Income                              181                     181
Pre-Tax Income (Loss)                 (33,724)     33,607        (117)

Net Income (Loss)                    $(28,260)    $21,845     $(6,415)

Earnings (Loss) Per Share
   Basic                               $(0.99)      $0.77      $(0.22)
   Diluted                             $(0.99)      $0.77      $(0.22)

Average Shares Outstanding
   Basic                               28,507                  28,507
   Diluted                             28,507                  28,507



(a)Cost of sales adjustment for end-of-life product charges of $5,294 and amortization of inventory fair value adjustment of $4,854. Both adjustments were acquisition related.
(b)Operating expense adjustments for acquisition-related amortization of intangible assets.
(c)One-time charge for acquired in-process R&D related to acquisition.
(d)Restructuring charges for severances, and trademark and trade name write downs.
(e)Integration expenses related to acquisition.


                   GAAP to Non-GAAP Reconciliation
                  Consolidated Financial Highlights
             For the Nine Months Ended September 30, 2006
                (Unaudited - in thousands except EPS)


                                    U.S. GAAP Adjustments    Non-GAAP
                                    --------- -----------    ---------
Net Sales                           $116,146          $-     $116,146
Gross Profit                          61,294      10,148 (a)   71,442
Gross Profit Percent                    52.8%                    61.5%

Selling and Marketing                 31,725        (600)(b)   31,125
R&D and Engineering                   19,265      (2,238)(b)   17,027
General and Administrative            17,569        (323)(b)   17,246
Acquired In-Process R&D               11,107     (11,107)(c)        -
Restructuring                          8,183      (8,183)(d)        -
Integration                            2,140      (2,140)(e)        -
Operating Income (Loss)              (28,695)     34,739        6,044

Interest Expense                      (4,387)                  (4,387)
Gain on Derivative Instrument          2,083                    2,083
Write-Down of Other Investments            -                        -
Other Income (Expense)                   503                      503
Pre-Tax Income (Loss)                (30,496)     34,739        4,243

Net Income (Loss)                   $(26,404)    $22,580      $(3,824)

Earnings (Loss) Per Share
   Basic                              $(1.12)      $0.96       $(0.16)
   Diluted                            $(1.12)      $0.96       $(0.16)

Average Shares Outstanding
   Basic                              23,640                   23,640
   Diluted                            23,640                   23,640



(a)Cost of sales adjustment for end-of-life product charges of $5,294 and amortization of inventory fair value adjustment of $4,854. Both adjustments were acquisition related.
(b)Operating expense adjustments for acquisition-related amortization of intangible assets.
(c)One-time charge for acquired in-process R&D related to acquisition.
(d)Restructuring charges for severances, and trademark and trade name write downs.
(e)Integration expenses related to acquisition.


     CONTACT: X-Rite, Incorporated
              Mary E. Chowning, CFO, 616-257-2777
              mchowning@xrite.com